Exhibit 99.1

INVO Bioscience Announces Pricing of Follow-on Public Offering and Listing on the NASDAQ Capital Market

SARASOTA, Florida – November 12, 2020 -- INVO Bioscience, Inc. (OTCQB: INVOD) (Nasdaq: INVO) developers of INVOcell®, the world's only in vivo Intravaginal Culture System, today announced the pricing of an underwritten public offering of 3,625,000 shares of its common stock at a public offering price of $3.20 per share. The gross proceeds to INVO Bioscience from this offering are expected to be approximately $11.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses. INVO Bioscience has granted the underwriters a 45-day option to purchase up to an additional 543,750 shares of common stock to cover over-allotments, if any. The offering is expected to close on November 17, 2020, subject to customary closing conditions. Shares of our common stock will begin trading on November 13, 2020 under the symbol "INVO" on the Nasdaq Capital Market.

Roth Capital Partners acted as the sole book-running manager, with Colliers Securities LLC and Paulson Investment Company, LLC acting as co-managers for the offering.

A registration statement relating to the securities being sold in this offering was filed with the Securities and Exchange Commission (SEC) was declared effective on November 12, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus will be filed with the SEC and, when available, electronic copies of the final prospectus may be obtained by contacting Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, Attention: Prospectus Department, by at (800) 678-9147, or by accessing the SEC’s website, www.sec.gov.

About INVO Bioscience

INVO Bioscience, Inc. (Nasdaq: INVO) ("INVO") is an innovative medical device company developing solutions for the global infertility industry. INVO's goal is to increase access to care and expand fertility treatment across the globe while seeking to lower the cost and increase the availability of care. INVO's lead commercial product, the INVOcell, is a patented Assisted Reproductive Technology (ART) used in the treatment of infertility. The INVOcell device and procedure is unique as the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development. As an alternative to traditional in Vitro Fertilization (IVF), the revolutionary in vivo method of vaginal incubation offers patients a more natural and intimate experience. INVO Bioscience is headquartered in Sarasota, FL. For more information, please visit http://invobioscience.com/

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience
Steve Shum, CEO
978-878-9505
steveshum@invobioscience.com

Investors
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com